Exhibit 10.2

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE

REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of April 20, 2022 by and among Mercer Street Global Opportunity Fund, LLC, a Delaware limited liability company (“Mercer”) and C-Bond Systems, Inc., a Colorado corporation (the “Company”).

A. The Company previously issued to Mercer a $825,000 original issuance discount senior convertible promissory note and 16,500,000 five-year warrants to purchase shares of the Company’s common stock (collectively, the “Prior Securities”).

B. Mercer and the Company desire to exchange (such exchange is referred to as the “Exchange”) the Prior Securities for a new Convertible Promissory Note and 33,000,000 warrants in the forms attached as Exhibit A and Exhibit A-1 (collectively, the “New Securities”), according to the terms and conditions of this Agreement.

C. The Exchange will consist of Mercer surrendering the Prior Securities in exchange for the New Securities.

D. Other than the surrender of the Prior Securities, no consideration of any kind whatsoever shall be given by Mercer to the Company in connection with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Terms of the Exchange. At the Closing (as defined below), (i) the Prior Securities shall be cancelled and all obligations of the Company under the Prior Securities shall be deemed fulfilled and (ii) the Company shall deliver to Mercer the New Securities. The obligations (including all covenants) of the Company and the rights provided to Mercer under that certain Securities Purchase Agreement between Mercer and the Company for which the Prior Securities were issued shall remain in effect and shall be incorporated herein and apply to the New Securities (including the shares of common stock underlying the New Securities).

3. Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the New Securities to Mercer shall occur on the date that is mutually agreed to by the Company and Mercer by means of the exchange by express courier and email of .pdf documents.

4. Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933 (the “Securities Act”), the holding period of the New Securities will include the holding period of the Prior Securities that were exchanged for the New Securities. The Company and Mercer hereby represent that (i) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act and (ii) Mercer currently is not and will not be upon the Closing (individually or together as a group) deemed an “affiliate” as defined in Rule 144. The Company acknowledges and understands that the representations and agreements of the Company in this Section 4 are a material inducement to Mercer’s decision to consummate the transactions contemplated herein. The Company agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation.

5. The Company’s Representations, Warranties and Agreements. In order to induce Mercer to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) the Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder, (c) the issuance of the New Securities is duly authorized by all necessary corporate action and the New Securities are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (d) the Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Prior Securities, and (e) the Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by the Company related to this Agreement.

6. Mercer’s Representations, Warranties and Agreements. In order to induce the Company to enter into this Agreement, Mercer, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Mercer has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Mercer hereunder, and (c) Mercer has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by the Company related to this Agreement.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Arbitration. Any disputes, claims, or controversies arising out of or relating to this Agreement, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS” ), or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three arbitrators each of whom will be selected in accordance “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be allocated as determined by the arbitrators, and the arbitrators are authorized to award attorneys’ fees to the prevailing party, including pre- and post-award interest. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within 60 days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including DocuSign) shall be deemed to be their original signatures for all purposes.

10. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. No Reliance. The Company acknowledges and agrees that neither Mercer nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to the Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, the Company is not relying on any representation, warranty, covenant or promise of Mercer or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Mercer hereunder may be assigned by Mercer to a third party, including its financing sources, in whole or in part. The Company may not assign this Agreement or any of its obligations herein without the prior written consent of Mercer.

15. Continuing Enforceability. Except as otherwise modified by this Agreement, and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Mercer and the Company.

16. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested at the address on the signature page below, or (ii) by email, to the respective parties as set forth below on the signature page below, or (iii) to such other address or email address as either party may notify the other in writing.

18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

C-BOND SYSTEMS, INC.:

By:	/s/ Scott R. Silverman
Name:	Scott R. Silverman
Title:	Chief Executive Officer

MERCER STREET GLOBAL OPPORTUNITY FUND, LLC

By:	/s/ Jonathan Juchno
Jonathan Juchno, Authorized Representative

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